UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Polypore International, Inc.

(Name of Registrant as Specified In Its Charter)

Asahi Kasei Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 23, 2015, Asahi Kasei Corporation issued the following press release:

Asahi Kasei Announces Agreement to Acquire Polypore’s Energy Storage Segment

February 23, 2015

Asahi Kasei Corporation

Tokyo/New York, Asahi Kasei Corporation (TSE1: 3407, hereinafter: “Asahi Kasei”), Japan’s leading diversified chemical manufacturer with businesses in the chemicals & fibers, homes & construction materials, electronics, and health care sectors, announced today that it has entered into a definitive merger agreement to acquire Polypore International, Inc. (NYSE:PPO, hereinafter: “Polypore”), a manufacturer of microporous membranes, which currently has two business segments: Energy Storage and Separations Media. In conjunction with this transaction, Polypore also announced today that it has entered into a definitive asset purchase agreement to sell the assets and liabilities related to the Separations Media segment to 3M Company (NYSE:MMM, hereinafter: “3M”) for cash consideration of approximately USD 1.0 billion

Asahi Kasei, through a U.S. subsidiary, will acquire all of the outstanding shares of Polypore’s common stock for USD 60.50 per share in the form of a cash merger, which would occur immediately after the closing of the sale of the Separations Media segment to 3M. As a result of these transactions, Asahi Kasei will acquire Polypore’s Energy Storage business for total net consideration of approximately USD 2.2 billion. The transactions have been approved by the Boards of Directors of Asahi Kasei, 3M, and Polypore, and are subject to customary conditions, including approval of Polypore’s shareholders and receipt of applicable regulatory clearances.

Overview of the Contemplated Transactions

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The transaction is consistent with Asahi Kasei’s medium-term strategic management initiative, “For Tomorrow 2015,” which is focused on providing new value for society by enabling “living in health and comfort” and “harmony with the natural environment.” To realize this vision, Asahi Kasei has identified Environment & Energy, Residential Living, and Health Care as three areas of strategic focus to leverage its existing technological and business competencies for expansion and growth that creates new value.

The Energy & Environment focus area will require significant growth and innovation given the global challenge to develop more sophisticated energy storage material solutions, especially in automotive applications, against a backdrop of increasing motorization in emerging countries and heightening worldwide demand for eco-friendly cars such as electric vehicles and hybrid electric vehicles. Further growth is expected from the increasing need for high-performance stationary energy storage systems to enable more efficient utilization of renewable energy.

Polypore is a compelling fit with Asahi Kasei’s electronic materials business, led by Asahi Kasei’s Hipore™ lithium-ion battery (“LIB”) separator with applications in energy storage for both consumer electronics and automotive applications.

Polypore has established an excellent global platform for its LIB separator business, with production plants in the U.S., South Korea, and China, and products that complement Asahi Kasei’s strategies and objectives. The combination of the LIB separator businesses of the two companies will enable the further development of more sophisticated products, which will contribute to the advancement of LIB technology and performance and lead to accelerated growth and value creation. Furthermore, the addition of Polypore’s lead-acid battery separator business, which has production plants in the U.S., Thailand, France, Germany, India, and China, will reinforce Asahi Kasei’s energy storage material businesses as a comprehensive supplier of a wide range of materials that meet diverse energy solution needs.

Commenting on the transaction, Toshio Asano, President & Representative Director of Asahi Kasei, said, “We are very excited to be joining forces with Polypore, an esteemed player in energy storage. The Environment & Energy is an area of strategic focus for us as we expand and grow, creating new value for the future. We look forward to combining our respective strengths in battery separator technology, achieving new innovations that contribute to solutions to the world’s environmental and energy challenges.”

Robert B. Toth, Chief Executive Officer of Polypore, commented, “We are delighted to be announcing these transactions today. Both Asahi Kasei and 3M have highly recognized technology in their respective fields, and the combination of our Energy Storage business with Asahi Kasei and our Separations Media business with 3M are excellent strategic fits, which we believe create value for our people, customers and shareholders. When you combine our technology, process capabilities and material science expertise with their technology, global reach and broader resources, there’s a great opportunity to accelerate growth going forward.”

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. is acting as financial advisor to Asahi Kasei, and Cleary Gottlieb Steen & Hamilton LLP is acting as Asahi Kasei’s legal counsel. Bank of America Merrill Lynch acted as financial advisor to Polypore and Jones Day acted as legal advisor to Polypore.

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Media Enquiries:

In Japan:

Ross Rowbury, Edelman Japan, Tel. +81-(0)3-4360-9000; Mobile. +81-90-3132-4908

email: ross.rowbury@edelman.com

Ian Messer, Edelman Japan, Tel. +81-(0)3-4360-9000; Mobile. +81-90-3479-5541

email: ian.messer@edelman.com

In the U.S.A:

Lex Suvanto, Edelman U.S.A, Tel. +1-212-729-2463; Mobile +1-646-775-8337

email: lex.suvanto@edelman.com

Ashley Bowles, Edelman U.S.A, Tel. +1- 212-642-7737; Mobile +1-917-283-8437

email: ashley.bowles@edelman.com

NOTES TO EDITORS

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, N.C., Polypore International, Inc. is highly regarded in the market with manufacturing facilities or sales offices in nine countries serving six continents.

For more information, visit www.Polypore.net.

About 3M Company

3M is a science-based company with a culture of creative collaboration that inspires powerful technologies, making life better. With $32 billion in sales, 3M employs 90,000 people worldwide and has operations in more than 70 countries. For more information, visit www.3M.com or follow @3MNewsroom on Twitter.

About Asahi Kasei Corporation

Asahi Kasei is Japan’s leading diversified chemical manufacturer with businesses in the chemicals & fibers, homes & construction materials, electronics, and health care sectors. The company’s growth strategy involves continuous transformation of its business portfolio through constant innovation in anticipation of emerging market needs, and through this process Asahi Kasei has developed into a diversified solution provider. With more than 29,000 employees around the world, the Asahi Kasei Group serves customers in more than 100 countries.

Within the electronics sector, the company has two areas of operation, electronic devices and electronic materials. In electronic materials, the company offers a broad range of high-performance energy/electronics materials such as the Hipore™ LIB separator, photosensitive dry film used in the production of printed wiring boards, photomask pellicles used in the production of LCD panels and semiconductors, and many other products created through exceptional chemical technology and R&D capabilities.

For more information, visit www.asahi-kasei.co.jp/asahi/en/.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Asahi Kasei, 3M, and Polypore have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding the expected timing of the completion of the transactions described in this press release, Asahi Kasei’s operation of the Polypore’s business following completion of the contemplated transactions, and statements regarding the future operation, direction and success of Polypore’s businesses. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the contemplated transactions; uncertainties as to the approval of Polypore’s stockholders required in connection with the contemplated transactions; the possibility that a competing proposal will be made; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption caused by the announcement of the contemplated transactions making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transactions; transactions costs; actual or contingent liabilities; and other risks and uncertainties discussed in Polypore’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Polypore’s most recent annual report on Form 10-K. You can obtain copies of Polypore’s filings with the SEC for free at the SEC’s website (www.sec.gov). Neither Asahi Kasei, nor Polypore, nor 3M undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find it

Polypore intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Polypore stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Polypore and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Polypore investors and security holders in connection with the contemplated transactions. Information about Polypore’s directors and executive officers is set forth in its proxy statement for its 2014 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Polypore intends to file with the SEC.

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